NUMBER
SFU

SciClone Pharmaceuticals

SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SPECIMEN

CUSIP 80862K 10 4
SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE PER SHARE, OF

SCICLONE PHARMACEUTICALS, INC.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and Registrar.

WITNESS the facsimile signatures of its duly authorized officers.

Dated:

CHIEF FINANCIAL OFFICER AND CORPORATE SECRETARY

SCICLONE PHARMACEUTICALS, INC. CORPORATE SEAL JULY 18, 2003 DELAWARE

CHAIRMAN

COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

THOMAS GREG & SONS